UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 10, 2014
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a) Annual Meeting. The 2014 Annual Meeting of Shareholders of Stage Stores, Inc. (the “Company”) was held on June 10, 2014.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s shareholders:

1. Election of Nine Directors for a Term of One Year. The nine nominees for election to the Board of Directors were elected to hold office until the 2015 Annual Meeting of Shareholders and until their successors have been elected and have qualified, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Alan J. Barocas	29,445,886	112,835	77,069	560,712
Diane M. Ellis	29,555,351	3,370	77,069	560,712
Michael L. Glazer	29,554,571	4,003	77,216	560,712
Gabrielle E. Greene	29,553,204	5,370	77,216	560,712
Earl J. Hesterberg	29,522,701	35,873	77,216	560,712
Lisa R. Kranc	29,466,192	92,382	77,216	560,712
William J. Montgoris	29,552,179	6,395	77,216	560,712
C. Clayton Reasor	29,532,001	26,573	77,216	560,712
Ralph P. Scozzafava	29,554,710	3,864	77,216	560,712

2. Advisory Resolution to Approve Executive Compensation. The advisory resolution to approve executive compensation was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
28,526,902	1,028,109	80,779	560,712

3. Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal 2014. The proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for Fiscal 2014 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
29,980,215	139,371	76,916	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

June 10, 2014	/s/ Oded Shein
(Date)	Oded Shein
Chief Financial Officer

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